					Projected
Income Statement (summary)		2008	2009	2010	2011	2012
Revenue
	Licence	10,646	9,615	8,044	17,410	66,040
	Service	7,892	7,131	5,264	21,334	40,748
	Maintenance	12,507	12,113	9,616	13,008	11,663
	Subscription	-	-	-	-	-
	Other	3,736	2,726	4,783	5,066	5,186
Total Revenue		$34,780	$31,585	$27,707	$56,818	$123,638

	TCOGS	10,576	11,324	14,082	21,021	45,743
Gross Profit		$24,204	$20,261	$13,625	$35,797	$77,896
	SG&A	19,666	19,033	15,623	33,915	42,866
Earnings Before Interest & Taxes (EBIT)		$4,539	$1,228	$-1,998	$1,881	$35,029

	Other Income/Expense	-625	454	2,394	1,534	1,545
	Interest expenses	-124	-219	-454	-350	-200
Earnings Before Taxes (EBT)		$3,790	$1,464	$-59	$3,065	$36,375
	Taxes	-1,105	-44	-3,283	-920	-10,912
Net Earnings After Tax		$2,685	$1,419	$-3,342	$2,146	$25,462
Depreciation & Amortization		2,693	3,011	4,036	4,613	5,004
EBITDA		$7,232	$4,239	$2,038	$6,494	$40,034

EBITDA Reconciliation:

Net Earnings After Tax		$2,685	$1,419	$-3,342	$2,146	$25,462
Depreciation & Amortization		2,693	3,011	4,036	4,613	5,004
Other Income		625	-454	-2,394	-1,534	-1,545
Interest expenses		124	219	454	350	200
Taxes		1,105	44	3,283	920	10,912
EBITDA		$7,232	$4,239	$2,038	$6,494	$40,034

Licence, Service, Maintenance Growth		15%	-7%	-21%	126%	129%

Subscription Growth		N/A	N/A	N/A	N/A	N/A

Gross margin		70%	64%	49%	63%	63%

SG&A / sales		57%	60%	56%	60%	35%

EBITDA / sales		21%	13%	7%	11%	32%